UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K
                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934
Date of Report (Date of earliest event report) September 24, 1998
                                               ------------------
(September 16, 1998)
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                  CITIZENS FIRST FINANCIAL CORP.
                 ------------------------------
      (Exact name of registrant as specified in its charter)

   Delaware                       1,14274           37-1351861
   --------                       -------           ----------
(State or other jurisdiction     (Commission        (IRS Employer
of incorporation or               File Number)     Identification
organization)                                       No.)

     2101 North Veteran Parkway, Bloomington, Illinois 61704
     -------------------------------------------------------
             (Address of principal executive offices)

                          (309) 661-8700
                         --------------
         (Issuer's telephone number, including area code)

                          Not Applicable
                         --------------
  (Former name or former address, if changed since last report)


Total Pages:   3


                              1 of 3

     Item 5.   Other Events
               ------------

     Citizens First Financial Corp., the parent company of Citizens Savings Bank, F.S.B. announced the implementation of a stock repurchase program of 5% of its outstanding shares of common stock. The 120,449 shares of common stock will be repurchased subject to the availability of stock and market conditions.

     A press release announcing the completion of the stock repurchase program is attached as Exhibit 99.1.

Exhibit No.                                                  Page
-----------                                                  ----

99.1      Press release dated September 16, 1998                3

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 24, 1998         By: /s/ C. William Landefeld
                                      ---------------------------
                                        C. William Landefeld
                                        President and Chief
                                        Executive Officer

Dated:  September 24, 1998         By: /s/ Dallas G. Smiley
                                      ---------------------------
                                        Dallas G. Smiley
                                        Senior Vice-President and
                                        Chief Financial Officer



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Citizens First Logo


FOR IMMEDIATE RELEASE
Contact:  C. William Landefeld
President & Chief Executive Officer
Citizens First Financial Corporation
(309) 661-8700



                  CITIZENS FIRST FINANCIAL CORP.
                            COMPLETES
                     STOCK REPURCHASE PROGRAM


     Bloomington, Illinois, September 16, 1998 -- Citizens First Financial Corp. (AMEX-CBK) (the 'Company'), the holding company for Citizens Savings Bank, F.S.B. today announced it is implementing a stock repurchase program with the company repurchasing up to 5% or 120,449 shares of its outstanding common stock. Stock repurchased under this new program will be made subject to the availability of stock and market conditions, and will commence as soon as practicable.

     Prior to this new program, common stock repurchased by the Company equals 408,529 shares at an average price of $16.24.

     Citizens Savings Bank is headquartered in Bloomington,
Illinois and operates through six full service branches - throughout Central Illinois.